EXHIBIT 10.1

Execution Copy

SECURED PROMISSORY NOTE
(“Note”)

$1,000,000.00	September 23, 2014

FOR VALUE RECEIVED, VAPOR CORP., a Delaware corporation (“Vapor”) and SMOKE ANYWHERE USA, INC., a Florida corporation (“Smoke Anywhere” and together with Vapor, individually and collectively referred to herein as “Borrower”), each having its chief operating office located at 3001 Griffin Road, Dania Beach, FL 33312, promises to pay to the order of ENTREPRENEUR GROWTH CAPITAL, LLC, a Delaware limited liability company (“EGC”), at its offices located at 505 Park Avenue, 6th Floor, New York, NY 10022, or at such other place or places as EGC may from time to time designate in writing, the principal amount of one million dollars ($1,000,000.00) (the “Principal Amount”), plus interest in the manner and upon the terms and conditions set forth below.

1.0	Defined Terms

1.1.           All capitalized terms used in this Note are defined either in this Note or the other Loan Documents.  All terms used herein which are defined in Article 1 or Article 9 of the Uniform Commercial Code (the “UCC”) as in effect in the State of New York shall have the same meaning as presently or as may hereafter be given therein unless otherwise defined in this Note or the other Loan Documents.  All references to the plural shall also mean the singular.

1.2.           “Loan Documents” means, collectively, this Note, the Invoice Purchase and Sale Agreement (the “Factoring Agreement”), and any other present or future note or agreement entered into between EGC and Borrower, together with all alterations, amendments, changes, extensions, modifications, refinancings, refundings, renewals, replacements, restatements, or supplements, of or to any of the foregoing.  This Note supplements and is in addition to the Factoring Agreement, which remains in full force and effect and the terms of which is incorporated herein by reference. To the extent there is any conflict between the terms of this Note and the terms of the Factoring Agreement, the terms of this Note shall prevail and govern.

1.3.           “Loan Party” means each Borrower, each guarantor and each other party (other than EGC) to any Loan Document.

1.4.           “Obligations” shall mean any and all loans, advances, accommodations, indebtedness, liabilities, Reimbursable Expenses and all obligations of every kind and nature owing by Borrower to EGC however evidenced, whether as principal, guarantor or otherwise, whether arising under this Note, the other Loan Documents or any supplement hereto or thereto, whether now existing or hereafter arising, whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, original, renewed, modified or extended and including, without limitation, all sums chargeable to Borrower hereunder or under any of the other Loan Documents, of whatever nature, including commissions, interest, expenses, costs and attorneys’ fees.  Notwithstanding the foregoing, Obligations shall not include special, consequential, incidental or punitive damages.  Each Borrower shall be jointly and severally liable for all of the Obligations hereunder and under the other Loan Documents.

1.5.           “Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, government, or any agency or political division thereof, or any other entity.

1.6           “Processor” means any Person who processes Borrower’s credit card receivables, together with all subsequent successors or assigns.

1.7.           “Processor Agreement” means the card processing agreement or similar agreement between Borrower and Processor governing the terms by which Processor will process Borrower’s credit card receivables.

1.8.           Reimbursable Expenses.  The Borrower agrees to reimburse EGC on demand for the following (collectively, “Reimbursable Expenses”):  (a) all reasonable out-of-pocket costs and expenses incurred at any time by EGC in connection with any due diligence and/or credit investigation of the Borrower; (b) reasonable external attorney’s fees, costs and expenses arising out of or relating to the negotiations, preparation, consummation, administration and enforcement of this Note and/or the other Loan Documents and EGC’s rights hereunder and thereunder, or the collection of any payments owing from, Borrower under this Note and/or the other Loan Documents or the protection, preservation or defense of the rights of EGC hereunder and under the other Loan Documents, and  any refinancing or restructuring of the credit arrangements provided under this Note and other Loan Documents in the nature of a “work-out” or of any insolvency or bankruptcy proceedings; (c) any review or verification of the Borrower’s credit card receivables, any public records searches and the filing or other recordation of any Uniform Commercial Code financing statements or other documents necessary or, in EGC’s reasonable judgment, desirable to perfect or preserve the security interest and other rights or remedies granted or available to EGC under this Note and the other Loan Documents; (d) a service charge of $50.00 for each federal wire transfer initiated by or on behalf of EGC to or for the benefit of the Borrower or at Borrower’s option, $10.00 for each Automated Clearing House (“ACH”) transfer initiated by or on behalf of EGC to or for the benefit of the Borrower; (e) a service charge for disbursements made to third parties in an amount equal to 15% of the amount for each check issued by EGC to the Borrower or to a third party for or on behalf of the Borrower’s account; and (f) so long as any Event of Default is in effect, all reasonable costs and expenses incurred by the EGC to enforce any of its rights and remedies under this Note and the other Loan Documents, including, without limitation, all reasonable attorneys’ fees and expenses and all experts’ and advisors’ fees and expenses incurred by EGC in connection therewith.  In furtherance thereof, Borrower hereby authorizes EGC to retain monies from the Lender Account for the payment of any and all Reimbursable Expenses.

2.0.         Establishment of a Blocked Account or Dominion Account.

2.1           Borrower has established (and will establish at EGC’s request) a bank deposit account in a bank acceptable to EGC (the “Blocked Account Bank”), which will be opened in Borrower’s name but controlled by EGC (the “Blocked Account”).  All proceeds from credit card receivables would be required to be irrevocably deposited by the Borrower’s Processor(s) directly into the Blocked Account.

2.2           The Borrower has executed and delivered (and will execute and deliver at EGC’s request) a control agreement or similar agreement among the Borrower, EGC and the Blocked Account Bank (the “Control Agreement”) whereby, among other things, EGC shall be deemed to have “control” of the Blocked Account and all funds at any time deposited therein for purposes of UCC § 9-104(a)(2) or (3), as EGC so elects.  The Control Agreement also is to provide that the Blocked Account Bank is to periodically remit, via electronic funds transfer, all funds on deposit in the Blocked Account to a bank account designated by EGC (the “Lender Account”).

2.3           Borrower shall cause all proceeds of credit card receivables to be remitted directly into the Blocked Account by irrevocably instructing its Processor(s) to remit all monies due to Borrower under one or more Processor Agreements (or otherwise) by federal funds wire transfer or electronic depository transfer to the following Blocked Account, which has been assigned to EGC:

Bank name: Routing/ABA Number: Account Name to credit: Account Number to credit:

3.0	Schedule of Payments; Accelerated Payment; Rate and Payment of Interest and Fees; Prepayment

3.1           This Note shall be payable as follows:

A.           The earlier of (i) twelve (12) successive monthly installments of principal in the amount of $83,333.33 commencing on the first day of the month after the funding date of this Note and continuing the first day of each successive month thereafter until all obligations under this Note are paid in full*, or (ii) all obligations under this Note shall become immediately due and payable upon the occurrence and continuation of an Event of Default; and

B.           Interest shall be payable monthly, in arrears, on the first day of each month*.  Interest shall be computed on the basis of a 360-day year for the actual number of days elapsed, and shall be at a rate equal to 14% per annum (the “Interest Rate”); provided however, that upon the occurrence of an Event of Default (as hereinafter defined), interest shall accrue on the outstanding principal balance of this Note at the default rate of 24% per annum (the “Default Rate”) or the highest rate permitted under any applicable law or regulation, and shall be payable on demand.

*Commencing on the funding date and the first business day of each month thereafter, Borrower authorizes EGC to retain all monies deposited into the Lender Account each day until EGC retains an amount sufficient for Borrower to pay the principal and interest due for the following month, as well as any Reimbursable Expenses.  Thereafter, EGC shall remit to Borrower, via electronic funds transfer, the balance of all such funds in the Lender Account.

C.           In computing interest on the Obligations, Borrower understands and agrees that all checks, wire transfers and other items of payment received by EGC (including internal transfers of the interest payments as provided above and payment of the Obligations in full) shall be deemed applied by EGC on account of the Obligations on the day such payment is received or, if received after 12 noon New York, NY time, the next business day.  However, EGC shall be entitled to charge Borrower’s account one (1) business day of “clearance” or “float” at the Interest Rate, on all checks, wire transfers and other items received by EGC, including internal transfers, regardless of whether such one (1) business day of clearance or float actually occur, and such charge shall be deemed to be the equivalent of charging one (1) business day of interest on such payments and/or collections.  The one (1) business day clearance or float charge on all payments and collections is acknowledged by the Borrower to constitute an integral aspect of the pricing of EGC financing to Borrower.  EGC may charge Borrower’s loan account for the amount of any item of payment which is returned to EGC unpaid.

3.2           Prepayment may be made under this Note in whole or in part, provided, however, in the event Borrower prepays this Note, in whole or in part, prior to or at maturity, Borrower agrees to pay EGC a minimum amount of interest equal to $42,500.00 (meaning that Borrower will pay to EGC, if applicable, the difference between $42,500.00 and the actual interest earned by EGC at the time this Note is paid in full).  Prepayments of this Note shall be applied as set forth in Section4.1 below except that all amounts credited to the Principal Amount shall be credited in the inverse order of maturity of this Note.

3.3            Borrower shall pay to EGC the following fees for service:  (i) a closing fee in an amount equal to one percent (1%) of the amount of this Note (i.e., $10,000), fully earned and payable upon the funding of this Note, which fee shall be paid out of the proceeds of this Note or retained from the Blocked Account; (ii) a documentation charge of $5,000 in consideration of EGC documenting this Note and the related agreements, and all other due diligence, document review and drafting associated with this Note, which documentation charge may be deducted from the proceeds of this Note or retained from the Blocked Account; and (iii) all other Reimbursable Expenses related to the transactions contemplated by this Note, all of which may be deducted from the proceeds of this Note or retained from the Blocked Account.

3.4           Borrower agrees that EGC may retain monies from the Blocked Account in payment of all Obligations due under this Note (and the other Loan Documents), including but not limited to the: (a) installments and interest specified in Section 2.1 above, and (b) fees specified in Section 2.3.  If monies deposited into the Lender Account are insufficient, Borrower shall pay all amounts due upon demand by EGC.

4.0          Application of Payments.

4.1         The amount of all payments or amounts received by EGC with respect to this Note shall be applied to the extent applicable under this Note: (i) first, to accrued interest through the date of such payment, including any interest at the Default Rate; (ii) then, to any late fees, Reimbursable Expenses and any other fees and expenses due to EGC hereunder; and (iii) last, the remaining balance, if any, to the unpaid Principal Amount; provided, however, while an Event of Default exists under this Note, each payment hereunder shall be  applied to amounts owed to EGC by Borrower as EGC in its sole and absolute discretion may determine.  In calculating interest and applying payments as set forth above:  (a) interest shall be calculated and collected through the date a payment is actually applied by EGC under the terms of this Note; (b) interest on the outstanding balance shall be charged during any grace period permitted hereunder; (c) at the end of each month, all accrued and unpaid interest and other charges provided for hereunder shall be added to the then outstanding Principal Amount; and (d) to the extent that Borrower makes a payment or EGC receives any payment or proceeds of the Collateral for Borrower’s benefit that is subsequently invalidated, set aside or required to be repaid to any other Person, then, to such extent, the Obligations intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by EGC and EGC may adjust the loan balances as EGC, in its reasonable discretion, deems appropriate under the circumstances.

5.0          Security

5.1.           As security for the prompt performance, observance and payment in full of all Obligations, Borrower reaffirms its pledge and grant of a first priority security interest in, and continuing lien upon, and right of setoff against, and further pledges, assigns transfers and grants to EGC, of a first priority security interest in, and continuing lien upon, and right of setoff against all of the assets of every kind and nature of Borrower, in each case, whether now owned or existing or hereafter created, acquired or arising and wherever located, including but not limited to, (a) all Accounts, including, without limitation, all credit card receivables; (b) all other payment rights arising out of the provision of goods or services by the Borrower; (c) the Blocked Account; (d) all rights to receive payments from the Processor and all other rights arising out of or otherwise relating to the Processor Agreement(s); (e) Chattel Paper, including Electronic Chattel Paper and tangible Chattel Paper; (f) Commercial Tort Claims; (g) Documents; (h) Equipment, machinery, furniture, furnishings and fixtures and all parts, tools, accessories and Accessions; (i) Fixtures; (j) General Intangibles, including but not limited to patents, trademarks and tradenames and the goodwill and inherent value associated therewith, tax refunds, customer lists, insurance claims and goodwill of Borrower; (k) Goods; (l) Instruments; (m) Inventory, merchandise, materials, whether raw, work in progress or finished goods, packaging and shipping materials and all other tangible property held for sale or lease; (n) Investment Property; (o) Payment Intangibles; (p) Proceeds, including Cash Proceeds and Non-Cash Proceeds, and proceeds of any insurance policies covering any of the Collateral; (q) Promissory Notes; (r) Records, including all books, records and other property at any time evidencing or relating to any of the foregoing, and all electronic means of storing such Records; (s) to the extent not otherwise included above, all collateral support and Supporting Obligations relating to any of the foregoing; (t) to the extent not otherwise included above, all Proceeds, products, accessions, rents and profits of or in respect of any of the foregoing; and (u) to the extent not otherwise included above, all of the assets and property of Borrower described in the other Loan Documents (collectively, the “Collateral”).  All capitalized terms in this description that are not otherwise defined shall have the meanings given to them under the UCC.  The Borrower also unconditionally and irrevocably assigns to EGC and grants to EGC a security interest in and to all its present and future right, title and interest to receive monies under all present and future Processor Agreements, all other agreements with Processors, agents, independent sales organizations (ISO’s) and all other persons, all of which shall be deemed to be part of the Collateral.  In addition to the foregoing, the security interest in the Collateral secures the payment and performance of all existing and future obligations of any nature whatsoever of the Borrower to EGC under this Note and/or the other Loan Documents, including, without limitation, the Borrower’s obligation to pay all Obligations and Reimbursable Expenses owing at any time under this Note and/or the other Loan Documents.  The term “Borrower,” as used in this Section 5, and for purposes of identifying the debtor(s) granting the security interest in this Section 5, shall mean the Borrower in its own capacity and as agent for each Borrower Affiliate (as defined below).

5.2.           Borrower hereby authorizes EGC to file UCC financing statements and such other documents as EGC may require to perfect its security interests granted hereunder.

5.3           Borrower’s Use of Trade Names; Borrower Affiliates.  If the Borrower’s credit card receivables are payable to the Borrower under one or more trade names, fictitious names, assumed names or other designations (collectively, “Trade Names”), the Borrower authorizes the Processor and, to the extent applicable, the Blocked Account Bank and EGC to receive and retain, to the extent provided herein or in any other Loan Documents, all credit card receivables owing to the Borrower under any Trade Names.  Similarly, if any financial information, historical data or other information provided by the Borrower to EGC relates to any credit card or debit card receivables or the like owing or otherwise payable to any corporate affiliates of the Borrower (each, a “Borrower Affiliate”), (a) the Borrower represents and warrants to EGC that each such Borrower Affiliate has authorized the Borrower, as the Borrower Affiliate’s agent, to take all action described in or contemplated by this Note or any other Loan Document with respect to such Borrower Affiliate’s Accounts, including, without limitation, the granting of the security interest in the Borrower Affiliate’s assets described in Section 5.1 above, and (b) unless the context clearly requires otherwise, all references in this Note or any Loan Documents to “Borrower” shall be deemed to refer to the Borrower on its own behalf and as agent for all Borrower Affiliates.

6.0.         No Change in Processor.

6.1           Borrower covenants and agrees that from the date of execution of this Note until all obligations have been fully paid and any commitments of EGC to the Borrower have been terminated, the Borrower will not, without EGC’s prior written consent amend or terminate any Processor Agreement, or enter into any contractual relationship with any other Processor for the maintenance, servicing or discounting of the Borrower’s credit card receivables.

7.0          Representations and Warranties.

7.1           The Borrower represents and warrants to EGC as follows: (a) all of the information provided by the Borrower to EGC pursuant to this Note is true, correct and complete in all material respects; (b) the Borrower has full power and authority to enter into this Note and any related agreements and to perform its obligations hereunder and thereunder; (c) if the Borrower is an entity, (i) the Borrower is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and (ii) the Borrower has full organizational power and authority to enter into this Note and any related agreements and to pay and perform its obligations hereunder and thereunder; (d) the Borrower is duly qualified to do business in each jurisdiction in which it conducts its business, except where the failure to be so qualified would not have a material adverse effect on the Borrower’s business or the Collateral or the enforceability of this Note or the other Loan Documents; (e) this Note is the legal and valid obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting creditors’ rights; (f) the Borrower is solvent, has not made an assignment for the benefit of creditors or filed in any court, pursuant to any statute of the United States or any state, a petition for bankruptcy or insolvency, or filed for reorganization or for the appointment of a receiver or trustee of all or a material portion of its property, and the Borrower does not have reason to believe any involuntary bankruptcy action or order will be filed with respect to the Borrower; (g) all amounts are due with respect to all credit card receivables are due in United States Dollars; (h) any taxes or fees relating to any credit card receivables or goods or services sold by the Borrower are solely the Borrower’s responsibility; (i) the historical credit card receivable data provided by the Borrower to EGC does not represent sales to any subsidiary, equity holder or other affiliate; (j) EGC has a perfected security interest in the Collateral subject to no other security interest, lien or claim; (k) the Borrower has provided to EGC a copy of all its Processor Agreements or similar agreements with the Processor(s); and (l) the Borrower or any officer of the Borrower nor any guarantor of the Borrower’s obligations hereunder has been or currently is on any Processor’s Terminated Borrower File (“TMF”) or similar file or list, commonly known and referred to as the MATCH list or BLACKLIST.

8.0.         Covenants.

8.1           The Borrower agrees as follows: (a) to conduct its business and use all Principal Amount in the ordinary course of its business and consistent with its past practices; (b) to exclusively use the Processor(s) to process all of its charge card, credit card and debit card transactions which give rise to credit card receivables; (c) not to take any action to discourage the use of charge cards, credit cards or debit cards or to permit any event to occur which could have a material adverse effect on the use, acceptance or authorization of charge cards, credit cards or debit cards for the purchase of the Borrower’s services and products; (d) not to change its arrangements with Processor(s) without obtaining the prior written consent of EGC; (e) not to permit any event to occur that could cause a diversion of any of the Borrower’s charge card, credit card or debit card transactions to another charge, credit or debit card processor or to another charge, credit or debit card network or association; (f) to hold all proceeds of credit card receivables remitted directly to Borrower or to a bank deposit account that is not Blocked Account or to a deposit account over which EGC does not have control, in trust for EGC, and Borrower shall deliver all such proceeds to EGC in kind, with appropriate endorsements or by federal wire transfer if received electronically, on the next business day following receipt by Borrower; (g) to comply in all material respects with all of the terms and conditions imposed by the Processor and/or any applicable charge, credit or debit card network, association or bank; (h) to provide EGC with at least 10 days’ prior written notice of any event which would cause any of the information provided by the Borrower to EGC in this Note or otherwise to be untrue, incorrect or incomplete in any material respect; (i) to provide EGC with at least 30 days’ prior written notice of the partial or full closing of any of Borrower’s locations; (j) not to grant any lien on or security interest in, or sell, assign transfer, pledge or otherwise dispose of, any credit card receivables or other Collateral existing or arising on or after the date of this Note; (k) to comply in all material respects with all material laws, rules and regulations applicable to the Borrower; (l) to immediately inform EGC if Borrower, any officer of the Borrower or any guarantor of the Borrower’s obligations hereunder has knowledge that any such person is put on or is associated in any way to any Processor TMF list or MATCH list or similar file or list; (m) to permit EGC and persons designated by EGC to inspect and copy all books and records (electronic or otherwise) of the Borrower, including, without limitation, all such books and records relating to the Collateral; and (n) not to sell, assign, transfer, pledge or otherwise dispose of a substantial portion of Borrower’s business or assets other than Inventory in the ordinary course of business.  In addition, the Borrower covenants and agrees that each Credit Card Receivable will (x) be based upon a bona fide sale and delivery of inventory or rendition of services made by the Borrower in the ordinary course of its business, and (y) represent a payment obligation for goods or services accepted by the Borrower’s customer and with respect to which such customer is obligated to pay the full amount and without dispute, claim, offset, defense, deduction, rejection, recoupment, counterclaim or otherwise.

9.0          Events of Defaults; Remedies.

9.1           The occurrence of any one of the following events shall constitute a default by Borrower under this Note (hereinafter an “Event of Default”):

(a)            if Borrower fails to pay to EGC an installment of principal or interest or any other Obligation when due and payable or declared due and payable and such payment default continues for five (5) business days after written notice sent to Borrower;

(b)           The material breach by the Borrower of any of the material terms, representations, warranties, covenants, conditions or provisions of this Note or of any of the Loan Documents or any supplement or amendment hereto or thereto (other than a payment default which shall be governed by the foregoing clause (a));

(c)           the Borrower becoming insolvent or otherwise fails to meet its debts as they mature; the Borrower suspending or discontinuing its business for any reason; the Borrower commencing a petition for a receivership of its business or property or a bankruptcy or any other legal proceeding or action relating to the relief of debtors or the readjustment of debts; having commenced against Borrower a petition for a receivership of its business or property or a bankruptcy or any other legal proceeding or action relating to the relief of debtors or the readjustment of debts and any such petition, bankruptcy or other legal proceeding or action is not vacated within thirty (30) days of being commenced against Borrower; the Borrower making an assignment for the benefit of creditors, seeking a composition of creditors or calling a meeting of creditors or have a creditors’ committee appointed; or Borrower suffering a material lien against or material judgment or the attachment of any of its material property (which has not been bonded or otherwise secured); having a receiver, custodian or trustee of any kind is appointed with regard to any property of Borrower; the Borrower disposing of any property included in the Collateral other than inventory in the ordinary course of business or otherwise than in accordance with this Note or the other Loan Documents; or  the Borrower committing or suffering, by any of its agents or employees, a fraudulent conversion of any material part of the Collateral;

(d)           Any material adverse change occurs in Borrower’s business, operations or financial condition or the value or priority of EGC’s security interest in the Collateral is materially and impaired;

(e)           Any material default by Borrower shall occur and being continuing (after any applicable notice and cure period) under any material agreement between Borrower and any third party including, without limitation, any default which would result in a right by such third party to accelerate the maturity of any material indebtedness of Borrower to such third party;

(f)           Any guarantor of the Obligations hereunder materially breaches its guaranty, dies or terminates its guaranty or any security therefor or becomes subject to any bankruptcy or other insolvency proceeding that, if involuntarily commenced against him/her or it, is not vacated within thirty (30) days of being initiated; or

(g)           Any transfer or series of related transfers of more than 50.1% of the issued and outstanding shares of common stock of Borrower.

9.2           Upon the occurrence and continuance of any Event of Default hereunder and the expiration of any applicable cure period, in addition to EGC’s right to charge interest on the Obligations at the Default Rate:  (a) at the option of EGC, the entire unpaid amount of all of the Obligations, shall become immediately due and payable without demand, notice or legal process of any kind; (b) EGC may, at its option, without demand, notice or legal process of any kind, exercise any and all rights and remedies granted to it hereunder  or under any of the other Loan Documents, including but not limited to, retaining all of the monies in the Blocked Account and charging interest at the Default Rate until such time as the Event of Default is cured; and (c) EGC may at its option exercise from time to time any other rights and remedies available to it under the UCC or other applicable law.

9.3           The remedies of EGC as provided herein shall be cumulative and concurrent, and may be pursued singularly, successively, or together, at the sole discretion of EGC.  No act of omission or commission of EGC, including specifically any failure to exercise any right, remedy or recourse, shall be deemed to be a waiver or release of the same, such waiver or release to be effected only through a written document executed by EGC and then only to the extent specifically recited therein.  A waiver or release with reference to any one event shall not be construed as continuing, as a bar to, or as a waiver or release of, any subsequent right, remedy or recourse as to a subsequent event.

10.0        General Provisions.

10.1         Borrower warrants and represents to EGC that Borrower has used and will continue to use the loans and advances represented by this Note solely for proper business purposes, and consistent with all applicable laws and statutes.

10.2         Borrower waives presentment, demand and protest, notice of protest, notice of presentment and all other notices and demands in connection with the enforcement of EGC’s rights hereunder, except as specifically provided and called for by this Note, and hereby consents to, and waives notice of, the release, addition, or substitution, with or without consideration, of any collateral or of any Person liable for payment of this Note.  Any failure of EGC to exercise any right available hereunder or otherwise shall not be construed as a waiver of the right to exercise the same or as a waiver of any other right at any other time.

10.3         If this Note is not paid when due or upon the occurrence and continuance of an Event of Default, Borrower further promises to pay all reasonable costs of collection, foreclosure fees, attorneys fees and expert witness fees incurred by EGC, whether or not suit is filed hereon.

10.4         Disbursing Agent.  The Borrowers hereby appoint VAPOR CORP. as the “Disbursing Agent” to the Borrowers as it is in the best interest and convenience of the Borrowers that all loans made by EGC pursuant to this Note be made only to the Disbursing Agent rather than to each of the Borrowers individually.  Accordingly, the Disbursing Agent shall be the sole entity entitled to receive the funds advanced by EGC under this Note and the Disbursing Agent shall make disbursements to the Borrowers as reasonably requested by each Borrower to conduct its respective business.  Moreover, the Disbursing Agent and each Borrower agree that the Obligations shall be collected from the Blocked Account.  All of the proceeds received by EGC will be credited by EGC to the Disbursing Agent’s account and the Disbursing Agent shall have the sole authority to further credit any such collections to each Borrower, individually.  Each Borrower hereby irrevocably waives any claim it may have against EGC and hereby indemnifies and holds EGC harmless from and against all damages, losses, claims, demands, liabilities, obligations, actions and causes of action whatsoever which such Borrower may have against EGC which may arise as a result of loans being made by EGC solely to the Disbursing Agent and/or collections being credited by EGC solely to the Disbursing Agent’s account with EGC.

10.5         One General Obligation; Cross Collateral.  All loans and advances by EGC to Borrower under this Note and the other Loan Documents constitute one loan, and all indebtedness and Obligations of Borrower to EGC under this Note and the other Loan Documents, present and future, constitute one general obligation secured by the Collateral and security held and to be held by EGC hereunder and by virtue of all other written agreements between Borrower (and all guarantors) and EGC now and hereafter existing.  It is distinctly understood and agreed that all of the rights of EGC contained in this Note shall likewise apply insofar as applicable to any modification of or supplement to this Note and the other Loan Documents and to any other written agreements, present and future, between EGC and Borrower.

10.6        It is the intent of the parties to comply with the usury law of the State of New York (the “Applicable Usury Law”).  Accordingly, it is agreed that notwithstanding any provisions to the contrary in this Note, or in any of the documents securing payment hereof or otherwise relating hereto, in no event shall this Note or such documents require the payment or permit the collection of interest in excess of the maximum interest rate (the “Maximum Interest Rate”) permitted under Applicable Usury Law.  In any such event (1) the provisions of this paragraph shall govern and control, (2) neither Borrower nor any other Person or entity now or hereafter liable for the payment hereof shall be obligated to pay the amount of such interest to the extent that it is in excess of the Maximum Interest Rate, (3) any such excess which may have been collected shall be either applied as a credit against the then unpaid principal amount hereof or refunded to Borrower, at EGC’s option, and (4) the effective rate of interest shall be automatically reduced to the Maximum Interest Rate.  It is further agreed, without limiting the generality of the foregoing, that to the extent permitted by the Applicable Usury Law, all calculations of interest which are made for the purpose of determining whether such rate would exceed the Maximum Interest Rate shall be made by amortizing, prorating, allocating and spreading during the period of the full stated term of the loan evidenced hereby, all interest at any time contracted for, charged or received from Borrower or otherwise in connection with such loan.

10.7        EGC may at any time transfer this Note and EGC’s rights in any or all Collateral securing this Note, and EGC thereafter shall be relieved from all liability with respect to such Collateral arising after the date of such transfer.

10.8        This Note shall be binding upon Borrower and its legal representatives, successors and assigns.  Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Note shall be prohibited by or invalid under such law, such provision shall be severable, and be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provision of this Note.

10.9.       All notices, requests, demands and other communications under this Note shall be in writing and will be personally served, telecopied or sent by overnight courier service or United States mail and will be deemed to have been given: (i) if delivered in person, when delivered; (ii) if delivered by telecopy, on the date of transmission if transmitted on a business day before 4:00 p.m. New York time or, if not, on the next succeeding business day (in each case subject to electronic confirmation of delivery); (iii) if delivered by overnight courier, the following business day after depositing with such courier, properly addressed; or (iv) if by U.S. Mail, four (4) business days after depositing in the United States mail, with postage prepaid and properly addressed.  All notices, requests and demands are to be given or made to the respective parties at the addresses set forth herein or at such other addresses as either party may designate in writing by notice in accordance with the provisions of this paragraph. All notices to EGC must be addressed to the attention of:  Portfolio Manager.

10.10       Confidentiality.  EGC (including any designee or representative thereof) shall hold all non-public information about the Borrower obtained pursuant to the terms of this Note confidential; provided, however, EGC may disclose such confidential information (a) to its examiners, affiliates, outside auditors, counsel and other professional advisors, (b) as required or requested by any governmental body or agency and (c) in connection with the enforcement of this Note; provided, further that (i) unless specifically prohibited by applicable law, rule or regulation, EGC shall use its reasonable best efforts prior to disclosure thereof, to notify the Borrower of the applicable request for disclosure of such non-public information by a governmental body or agency and (ii) in no event shall EGC be obligated to return any materials furnished by the Borrower other than those documents and instruments in possession of EGC in order to perfect its security interests in the Collateral once the obligations have been paid in full and this Note has been terminated.

THIS NOTE HAS BEEN DELIVERED FOR ACCEPTANCE BY EGC IN NEW YORK, NEW YORK AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAW PROVISIONS) OF THE STATE OF NEW YORK, AS THE SAME MAY FROM TIME TO TIME BE IN EFFECT, INCLUDING, WITHOUT LIMITATION, THE UNIFORM COMMERCIAL CODE AS ADOPTED IN NEW YORK. BORROWER HEREBY (i) IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN NEW YORK COUNTY, NEW YORK OVER ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY MATTER ARISING FROM OR RELATED TO THIS NOTE; (ii) WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON BORROWER, AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY CERTIFIED MAIL OR REGISTERED MAIL DIRECTED TO BORROWER AT THE ADDRESS SET FORTH BELOW AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT OR THREE (3) DAYS AFTER THE SAME SHALL HAVE BEEN POSTED TO BORROWER’S ADDRESS; (iii) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT BORROWER MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF ANY SUCH ACTION OR PROCEEDING; (iv) AGREES THAT A NON-APPEALABLE FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW; (v) AGREES NOT TO INSTITUTE ANY LEGAL ACTION OR PROCEEDING AGAINST EGC OR ANY OF EGC’S DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR PROPERTY, CONCERNING ANY MATTER ARISING OUT OF OR RELATING TO THIS NOTE IN ANY COURT OTHER THAN ONE LOCATED IN NEW YORK COUNTY, NEW YORK; AND (vi) IRREVOCABLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION ARISING UNDER OR IN CONNECTION WITH THIS NOTE. NOTHING IN THIS PARAGRAPH SHALL AFFECT OR IMPAIR EGC’S RIGHT TO SERVE LEGAL PROCESS IN ANY MANNER PERMITTED BY LAW OR EGC’S RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST BORROWER OR BORROWER’S PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

VAPOR CORP.
Borrower

By:	/s/ Harlan Press
Name:	Harlan Press
Title:	Chief Financial Officer

SMOKE ANYWHERE USA, INC.
Borrower

By:	/s/ Harlan Press
Name:	Harlan Press
Title:	Chief Financial Officer

Notary Page Follows

STATE OF	)
)ss.:
COUNTY OF	)

On this _____ day of September, 2014 before me personally appeared Harlan Press, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she is the Chief Financial Officer of VAPOR CORP., the corporation herein described and that he/she executed the same in his/her capacity as an officer of said corporation, and that he/she signed the instrument by order of the board of directors of said corporation.

Notary Public

STATE OF	)
)ss.:
COUNTY OF	)

On this _____ day of September, 2014 before me personally appeared Harlan Press, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she is the Chief Financial Officer of SMOKE ANYWHERE USA, INC., the corporation herein described and that he/she executed the same in his/her capacity as an officer of said corporation, and that he/she signed the instrument by order of the board of directors of said corporation.

Notary Public